Exhibit 4.m

ALDA Pharmaceuticals Corp. 2003(1) STOCK OPTION INCENTIVE PLAN

1.	PURPOSE

The purpose of this Stock Option Incentive Plan is to provide an incentive to Eligible Persons and/or their Permitted Assigns to acquire an equity interest in the Company, to continue their participation in the affairs of the Company and to increase their efforts on behalf of the Company.

2.	DEFINITIONS

In this Plan, the following words have the following meanings:

(a)
“Associate” has the meaning set out in the policies of the TSX Venture Exchange, or if the Common Shares are not listed on the TSX Venture Exchange, the meaning prescribed by National Instrument 45-106 - Prospectus and Registration Exemptions;

(b)	“Board” means the Board of Directors of the Company;

(c)	“Common Shares” means the common shares of the Company;

(d)	“Company” means ALDA Pharmaceuticals Corp. and any successor thereto;

(e)
“Consultant” has the meaning set out in the policies of the TSX Venture Exchange , or if the Common Shares are not listed on the TSX Venture Exchange, the meaning prescribed by National Instrument 45-106 - Prospectus and Registration Exemptions;

(f)	“Consultant Company” has the meaning set out in the policies of the TSX Venture Exchange;

(g)
“Director” has the meaning set out in the policies of the TSX Venture Exchange, or if the Common Shares are not listed on the TSX Venture Exchange, the meaning prescribed by National Instrument 45-106 - Prospectus and Registration Exemptions;

(h)	“Discounted Market Price” means the Market Price of the Common Shares, less any discount permitted by an Exchange;

(i)
“Disinterested Shareholder Approval” means the means the approval by a majority of votes at a meeting of the shareholders of the Company cast on the resolution by shareholders of the Company (or, if acceptable under applicable securities regulation or law of any applicable governmental or regulatory body (including the applicable policies of an Exchange) by the written consent of a majority of such shareholders) who are not Insiders of the Company that qualify as Eligible Persons under the Plan and Associates of such Insiders and, for so long as the Common Shares are listed on the TSX Venture Exchange, includes holders of non-voting and subordinate voting shares of the Company;

(j)	“Effective Date” means the day following the date upon the last of the initial approvals set out in Section 13 of this Plan;

(k)	“Eligible Person” means any Director, Employee, or Consultant of the Company or any affiliate of the Company or any Management Company Employee;

(l)
“Employee” has the meaning set out in the policies of the TSX Venture Exchange, or if the Common Shares are not listed on the TSX Venture Exchange, the meaning prescribed by National Instrument 45-106 - Prospectus and Registration Exemptions;

(m)	“Exchange” means the TSX Venture Exchange and/or any other stock exchange or stock quotation system on which the Common Shares are listed for trading or otherwise quoted;

(n)
“Investor Relations Activities” has the meaning set out in the policies of the TSX Venture Exchange, or if the Common Shares are not listed on the TSX Venture Exchange, the meaning prescribed by National Instrument 45-106 - Prospectus and Registration Exemptions;

(o)
“Insider” has the meaning set out in the policies of the TSX Venture Exchange or, if the Common Shares are listed or quoted on an Exchange other than the TSX Venture Exchange, the meaning prescribed by the Securities Act (British Columbia);

(p)
“Management Company Employee” has the meaning set out in the policies of the TSX Venture Exchange, or if the Common Shares are not listed on the TSX Venture Exchange, the meaning prescribed by the Securities Rules (British Columbia);

(q)	“Market Price” means, as of any date, the Price of the Common Shares, determined as follows:

(i)
if the Common Shares are listed on the TSX Venture Exchange, the Market Price shall be the last closing sales price for such shares as quoted on such Exchange for the market trading day immediately prior to the date of grant of the Option;

(ii)
if the Common Shares are listed on an Exchange other than the TSX Venture Exchange, the market Price shall be the closing sales price of such shares (or the closing bid, if no sales were reported) as quoted on such Exchange for the market trading day immediately prior to the time of determination; and

(iii)	if the Common Shares are not listed on an Exchange, the Market Price shall be determined in good faith by the Board;

(r)	“Option” means the option granted to an Optionee under this Plan and the Option Agreement;

(s)	“Option Agreement” means such option agreement or agreements as is approved from time to time by the Board and as is not inconsistent with the terms of this Plan;

(t)	“Option Date” means the date of grant of an Option to an Optionee;

(u)	“Optionee” means a person to whom an outstanding Option has been granted;

(v)	“Option Price” is the price at which the Optionee is entitled pursuant to the Plan and the Option Agreement to acquire Option Shares;

(w)	“Option Shares” means, subject to the provisions of Article 8 of this Plan, the Common Shares which the Optionee is entitled to acquire pursuant to this Plan and the applicable Option Agreement;

(x)	“Permitted Assign” includes:

(i)	trustees, custodians or administrators acting on behalf of an Eligible Person;

(ii)	a holding entity of an Eligible Person;

(iii)	a RRSP or RRIF of an Eligible Person;

(iv)	a spouse of an Eligible Person;

(v)	trustees, custodians or administrators acting on behalf of a spouse of an Eligible Person;

(vi)	a holding entity of a spouse of an Eligible Person; and

(vii)	a RRSP or RRIF of a spouse of an Eligible Person;

(y)	“Plan” means this 2003 Stock Option Incentive Plan, as amended from time to time;

(z)
“Shareholder Approval” means the approval by a majority of votes at a meeting of the shareholders of the Company cast on the resolution by shareholders of the Company (or, if acceptable under applicable securities regulation or law of any applicable governmental or regulatory body (including the applicable policies of an Exchange) by the written consent of a majority of such shareholders) entitled to attend at and cast a vote on the resolution.

3.	Interpretation

In this Plan:

(a)	the division into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan;

(b)	the terms “this Plan”, “hereof”, “hereunder” and similar expressions refer to this Plan and not to any particular section, paragraph or other portion hereof and include any Plan supplemental hereto;

(c)	unless something in the subject matter or context is inconsistent therewith, references herein to sections and paragraphs are to sections and paragraphs of this Plan;

(d)	words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations;

(e)
unless otherwise specifically provided in this Plan, any reference in this Plan to any law, by-law, rule, regulation, policy, order, act or statute of any government, governmental body, Exchange or other regulatory body shall be construed as a reference to those as amended or re-enacted from time to time or as a reference to any successor to those; and

(f)
when reference is made to an Eligible Person, or specifically to a Director, Employee, Consultant and/or Management Company Employee, such terms are deemed to include any Permitted Assign of such person or persons, unless the context requires otherwise.

This Plan and any Option Agreement related hereto shall be exclusively governed by and interpreted in accordance with the laws from time to time in force in British Columbia and the laws of Canada applicable thereto.

4.	ADMINISTRATION

The Plan shall be administered by the Board, and subject to the rules of the TSX Venture Exchange and/or any other Exchange from time to time and except as provided for herein, the Board shall have full authority to:

(a)
determine and designate from time to time those Eligible Persons or their Permitted Assigns to whom Options are to be granted and the number of Option Shares to be optioned to each such Eligible Person or their Permitted Assigns;

(b)	determine the time or times when, and the manner in which, each Option shall be exercisable and the duration of the exercise period;

(c)	determine from time to time the Option Price, provided such determination is not inconsistent with this Plan; and

(d)
interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management.

5.	OPTIONEES

Optionees must be Eligible Persons who, by the nature of their jobs or their participation in the affairs of the Company, in the opinion of the Board, are in a position to contribute to the success of the Company, or a Permitted Assign thereof.

6.	EFFECTIVENESS AND TERMINATION OF PLAN

The Plan shall be effective as of the Effective Date and shall terminate on the earlier of:

(a)	the date which is ten years from the Effective Date; and

(b)	such earlier date as the Board may determine.

Any Option outstanding under the Plan at the time of termination of the Plan shall remain in effect in accordance with the terms and conditions of the Plan and the Option Agreement.

7.	THE OPTION SHARES

The aggregate number of Option Shares reserved for issuance under the Plan and Common Shares reserved for issuance under any other share compensation arrangement granted or made available by the Company from time to time may not exceed, in aggregate, 10% of the Company’s Common Shares issued and outstanding at the time of grant.

8.	GRANTS, TERMS AND CONDITIONS OF OPTIONS

Options may be granted by the Board at any time and from time to time prior to the termination of the Plan. Options granted pursuant to the Plan shall be contained in an Option Agreement and, except as hereinafter provided, shall be subject to the following terms and conditions:

(a)	Option Price

The Option Price shall be determined by the Board, provided that such price shall not be lower than the Discounted Market Price of the Option Shares on the date of grant of the Option.

(b)	Duration and Exercise of Options

Except as otherwise provided elsewhere in this Plan, the Options shall be exercisable for a period to be determined in each instance by the Board, not exceeding ten years from the Option Date. The Options must be exercised in accordance with this Plan and the Option Agreement. Except as contemplated in (c) below, no Option may be exercised by an Optionee who was an Eligible Person at the time of grant of such Option unless the Optionee shall have been an Eligible Person continuously since the Option Date. Absence on leave, with the approval of the Company, shall not be considered an interruption of employment for the purpose of the Plan.

(c)	Termination

All rights to exercise Options shall terminate upon the earliest of:

(i) the expiration date of the Option;

(ii)
the date on which the Optionee ceases to be an Eligible Person by reason or termination of the Eligible Person as an Employee, Consultant of the Company for cause (which, in the case of a Consultant, includes any breach of an agreement between the Company and the Consultant or the Consultant Company), or termination, for any reason, of a Management Company Employee by a person providing management services to the Company;

(iii)
any date determined by the Board, acting reasonably, on or after which the Optionee ceases to be an Eligible Person by reason or termination of the Eligible Person as an Employee or Consultant of the Company other than for cause; or

(iv)
if any Option is exercisable by the heirs or administrators of an Optionee who ceases to be an Eligible Person by reason the Eligible Persons death, the first anniversary of the date of death of the Eligible Person.

(d)	Re-issuance of Options

Options which are cancelled or expire prior to exercise may be re-issued under the Plan without Shareholder Approval.

(e)	Transferability of Option

Options are non-transferable and non-assignable.

(f)	Other Terms and Conditions

The Option Agreement may contain such other provisions as the Board deems appropriate, provided such provisions are not inconsistent with the Plan and the requirements of an Exchange.

In addition, for as long as the Common Shares of the Company are listed on the TSX Venture Exchange, the Company shall comply with the following requirements:

(i)	Options to acquire more than 2% of the issued Common Shares of the Company, calculated on the date of grant, may not be granted to any one Consultant in any twelve (12) period;

(ii)
Options to acquire more than 2% of the issued Common Shares of the Company, calculated on the date of grant, may not be granted to an Employee conducting Investor Relations Activities in any twelve (12) period;

(iii)	Options issued to Consultants conducting Investor Relations Activities must vest in stages over twelve (12) months with no more than one-quarter (¼) of the options vesting in any three month period;

(iv)	the approval of the Disinterested Shareholders shall be obtained:

(A)
if Common Shares reserved for issuance upon the exercise of Options granted to Insiders pursuant to this Plan and any previously established and outstanding stock option plans or grants of the Company, exceed 10% of the issued Common Shares of the Company at the time of such the grant;

	(B)	if Options are granted to any one Optionee to acquire more than 5% of the issued and outstanding Common Shares of the Company at the time of such the grant in any twelve (12) month period;

	(C)	if Options are granted to Insiders to acquire more than 10% of the issued and outstanding Common Shares of the Company at the time of such the grant in any twelve (12) month period;

	(D)	any decrease of the Option Price of Options granted to Insiders pursuant to this Plan or any previously established and outstanding stock option plans or grants of the Company; and

(v)
for Options granted to Employees, Consultants or Management Company Employees of the Company, the Company will represent that the Optionee is a bona fide Employee, Consultant or Management Company Employee of the Company, as the case may be.

9.	ADJUSTMENT OF AND CHANGES IN THE OPTION SHARES

(a)
If the Option Shares, as presently constituted, are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another Company (whether by reason of merger, consolidation, amalgamation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such Option Shares are increased through the payment of a stock dividend, then there shall be substituted for or added to each Option Share subject to or which may become subject to an Option under this Plan, the number and kind of shares or other securities into which each outstanding Option Share is so changed, or for which each such Option Share is exchanged, or to which each such Option Share is entitled, as the case may be. Outstanding Options under the Option Agreements shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event that there is any other change in the number or kind of the outstanding Option Shares or of any shares or other securities into which such Option Shares are changed, or for which they have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.  Subject to the requirements of an Exchange, any such amendment shall be effective upon receipt of Board approval of it, and the approval of any of the shareholders of the Company or any Optionee is not required to give effect to such amendment.

(b)
Fractional shares resulting from any adjustment in Options pursuant to this Section 8 will be cancelled. Notice of any adjustment shall be given by the Company to each holder of an Option which has been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

10.	PAYMENT

Subject as hereinafter provided, the full purchase price for each of the Option Shares shall be paid by cash, bank draft, certified cheque or electronic transfer of immediately available funds in favour of the Company upon exercise thereof. An Optionee shall have none of the rights of a shareholder in respect of the Option Shares until the Option Shares are issued to such Optionee as fully paid.

11.	SECURITIES LAW REQUIREMENTS

No Option shall be exercisable in whole or in part, nor shall the Company be obligated to issue any Option Shares pursuant to the exercise of any such Option, if such exercise and issuance would, in the opinion of counsel for the Company, constitute a breach of any applicable laws from time to time, or the rules from time to time of the Exchange. Each Option shall be subject to the further requirement that if at any time the Board determines that the listing or qualification of the Option Shares under any securities legislation or other applicable law, or the consent or approval of any governmental or other regulatory body (including the Exchange), is necessary as a condition of, or in connection with, the issue of the Option Shares hereunder, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

12.	AMENDMENT OF THE PLAN OR OPTIONS

(a)
The Board may, subject to the requirements of any applicable securities regulation or law of any applicable governmental or regulatory body (including the applicable policies of an Exchange), amend, suspend or terminate the Plan or any portion thereof or any outstanding Options or Option Agreements related thereto, at any time, including:

	(i)	an increase the aggregate number of Shares which may be issued under the Plan;

(ii)	materially modifying the requirements as to the eligibility for participation in the Plan which would have the potential of broadening or increasing Insider participation;

(iii)	the addition of any form of financial assistance or any amendment to a financial assistance provision which is more favourable to participants under the Plan;

(iv)	the addition of a cashless exercise feature, payable in cash or securities, which does not provide for a full deduction of the number of underlying securities from the Plan reserve; or

(v)	materially increasing the benefits accruing to participants under the Plan;

provided that if required by applicable securities regulation or law of any applicable governmental or regulatory body (including the applicable policies of an Exchange) the Board shall obtain within twelve (12) months either before or after the Board’s adoption of a resolution authorizing such amendment, suspension or termination, Shareholder Approval, and, where required, approval of Disinterested Shareholder Approval However, notwithstanding the foregoing, the Board may amend the terms of the Plan to comply with the requirements of any applicable regulatory authority without obtaining Shareholder Approval, including:

(vi)	amendments of a housekeeping nature to the Plan;

(vii)	a change to the vesting provisions of a security or the Plan;

(viii)	a change to the termination provisions of a security or the Plan which does not entail an extension beyond the original expiry date; or

(ix)	the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Plan reserve.

(b)
If required by any Exchange on which Common Shares or any Option Shares are at any time to be listed or quoted, to the extent that there are any Options which are outstanding and unexercised at the time of such application for such listing or quotation, the Option Price, the aggregate number of Option Shares, the exercise period, and any other relevant terms of such Options and the Option Agreements related thereto, shall be amended in accordance with the requirements of the applicable rules and policies of any Exchange on which such Common Shares or Option Shares are listed and quoted and any Exchange for which listing or quotation of such Common Shares or Option Shares has been applied for). Subject to the requirements of an Exchange, any such amendment shall be effective upon receipt of Board approval of it, and the approval of any shareholders of the Company or Optionee is not required to give effect to such amendment.

(c)	The Board shall have the power, in the event of:

(i)
any disposition of substantially all of the assets of the Company, dissolution or any merger, amalgamation or consolidation of the Company, with or into any other Company, or the merger, amalgamation or consolidation of any other Company with or into the Company; or

	(ii)	any acquisition pursuant to a public tender offer of a majority of the then issued and outstanding Common Shares;

but subject to applicable securities regulation or law of any applicable governmental or regulatory body (including the applicable rule and policies of an Exchange), to amend any outstanding Options to permit the exercise of all such Options prior to the effectiveness of any such transaction, and to terminate such Options as of such effectiveness in the case of transactions referred to in subsection (i) above, and as of the effectiveness of such tender offer or such later date as the Board may determine in the case of any transaction described in subsection (ii) above.

If the Board exercises such power, all Options then outstanding and subject to such requirements shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Optionee at any time or from time to time as determined by the Board prior to the effectiveness of such transaction, and such Options shall also be deemed to have terminated as provided above.

13.	APPROVAL & RATIFICATION

If required by applicable securities regulation or law of any applicable governmental or regulatory body (including the applicable policies of an Exchange), this Plan is initially subject to:

(a)	the approval of the Board;

(b)	the approval or acceptance of any Exchange;

(c)	Shareholder Approval; and

(d)	if applicable, Disinterested Shareholder Approval.

Thereafter, if required by applicable securities regulation or law of any applicable governmental or regulatory body (including the applicable policies of an Exchange), this Plan shall be subject to the annual approval or acceptance of any Exchange and Shareholder Approval obtained any at each annual meeting of the shareholders of the Company. Any Options granted prior to such approvals are conditional upon such approvals being given, and no such Options may be exercised unless and until such approvals are given.

(1)	Shareholder approval received at the meeting held June 20, 2003; TSX Venture Exchange approval received November 14, 2003.
Ratified and Adopted by the Shareholders of the Company at the Annual General & Special Meeting of December 13, 2004
Ratified and Adopted by the Shareholders of the Company at the Annual General Meeting of December 13, 2005
Ratified and Adopted by the Shareholders of the Company at the Annual General Meeting of December 15, 2006
Ratified and Adopted by the Shareholders of the Company at the Annual General Meeting of December 14, 2007
Ratified and Adopted by the Shareholders of the Company at the Annual General Meeting of December 12, 2008
Ratified and Adopted by the Shareholders of the Company at the Annual General Meeting of December 11, 2009